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                                                Filed Pursuant to Rule 424(b)(3)
                                            Registration Statement No. 333-63082

           Prospectus Addendum to the Prospectus dated June 25, 2001.

                         THE GOLDMAN SACHS GROUP, INC.
[GOLDMAN SACHS LOGO]
                                Debt Securities

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     You should read the accompanying prospectus supplement, which gives the specific terms of the offered debt securities, together with the accompanying prospectus dated June 25, 2001 of The Goldman Sachs Group, Inc. When you read the supplement with the specific terms of the offered debt securities, please note that all references in the supplement to the "prospectus dated May 8, 2000", or to any section of that document, should refer instead to the accompanying prospectus dated June 25, 2001, or to the corresponding section of that accompanying prospectus.

     The accompanying prospectus dated June 25, 2001 supersedes the prospectus dated May 8, 2000.

     Goldman, Sachs & Co. will, and other affiliates of Goldman Sachs may, use this prospectus addendum in connection with offers and sales of the debt securities in market-making transactions.

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                              GOLDMAN, SACHS & CO.
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                    Prospectus Addendum dated June 25, 2001.